Exhibit 5.1

October 18, 2016

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Re:                             Ecolab Inc.
Registration Statement on Form S-3 (File No. 333-201445)

Ladies and Gentlemen:

We have acted as special counsel to Ecolab Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of $750,000,000 aggregate principal amount of the Company’s 2.700% Notes due 2026 and $250,000,000 aggregate principal amount of the Company’s 3.700% Notes due 2046 (together, the “Notes”), which will be issued under the Indenture, dated as of January 12, 2015 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of October 18, 2016 (together with the Base Indenture, as so supplemented, the “Indenture”), between the Company and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)                                     the registration statement on Form S-3 (File No. 333-201445) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2015 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)                                  the prospectus, dated January 12, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)                               the preliminary prospectus supplement, dated October 13, 2016 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)                              the prospectus supplement, dated October 13, 2016 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)                                 an executed copy of the Indenture;

(vi)                              an executed copy of the Underwriting Agreement, dated October 13, 2016 (the “Underwriting Agreement”), between Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several other underwriters named therein, and the Company;

(vii)                           the global certificates evidencing the Notes (the “Note Certificates”) included in the Indenture;

(viii)                        an executed copy of a certificate of David F. Duvick, Senior SEC Counsel and Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(ix)                              copies of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of October 13, 2016, and certified pursuant to the Secretary’s Certificate;

(x)                                 a copy of the Company’s By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(xi)                              copies of certain resolutions of the Board of Directors of the Company relating to the Transaction Agreements (as defined below) and certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements,

certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)                                 the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws now or hereafter in effect affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 in rendering the opinion set forth above, we have assumed that the Trustee’s certificate of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificates conform to the specimens thereof examined by us;

(e)                                  we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(f)                                   to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

In addition, in rendering the foregoing opinion we have assumed that:

(a)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law); and

(b)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP